Sub-Item 77Q1(d): Copies of Material Amendments to the Trust's Declaration of Trust Relating to Sub-Item 77I

The terms of the Service Shares for the Goldman Sachs Global Markets Navigator Fund are described in
Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A, filed with the
 Securities and Exchange Commission on April 9, 2012 (Accession No. 0000950123-12-005838). Amendment
No. 15 to the Trust's Agreement and Declaration of Trust, dated July 25, 2011, which established Service
Shares for the Fund (then referred to as "Goldman Sachs Momentum Builder Fund," but subsequently renamed), is incorporated herein by reference to Exhibit (a)(16) to Post-Effective Amendment No. 25 to the Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 2, 2011
(Accession No. 0000950123-11-101817).